Exhibit 99.28(q)(1)

FPA FUNDS TRUST

POWER OF ATTORNEY

KNOWN ALL BY THESE PRESENT, that the person(s) whose signature appears below constitutes and appoints each of the following individually:

Rita Dam

Diane Drake

Amy Centurioni

to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the FPA Funds Trust, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Dated: August 14, 2023

/s/ John P. Zader
John P. Zader, Trustee

/s/ Sandra Brown
Sandra Brown, Trustee

/s/ Robert Goldrich
Robert Goldrich, Trustee

/s/ J. Richard Atwood
J. Richard Atwood, Trustee

/s/ Maureen A. Quill
Maureen A. Quill, Trustee